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[LETTERHEAD]


                         CONSENT OF INDEPENDENT AUDITORS
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We consent to the use of our report dated October 13, 1995, with respect to the financial statements of American Crystal Sugar Company for the year ended
August 31, 1995, in this Form 10-K (file number 33-85868).




/s/ Eide Helmeke PLLP

October 30, 1996
Fargo, North Dakota